Exhibit 99.1

News Release

Contact:
Paul Chrisco, CFO
(812) 981-7375

FOR IMMEDIATE RELEASE

Community Bank Shares of Indiana, Inc. reports 1st quarter earnings and 2nd quarter dividend

NEW ALBANY, Ind. (April 26, 2007) - Community Bank Shares of Indiana, Inc. (NASDAQ-CBIN) reported results for the first quarter ended March 31, 2007 and the declaration of a quarterly cash dividend. On April 24, 2007, the Company's Board of Directors declared a $0.175 cash dividend per share on the common stock of the Company to be paid on May 25, 2007 to the stockholders of record of the Company at the close of business on May 9, 2007. The following tables summarize the Company's first quarter results (in thousands, except per share data):

                                                                 Quarter Ended,                     Quarter Ended
                                                                    March 31,            Percent     December 31,       Percent
                                                              2007            2006       Change          2006           Change
                                                              ----            ----       ------          ----           ------
Net income ..........................................       $  1,015       $    795       27.7%        $  1,068           (5.0)%
Net income per share, basic .........................       $   0.30       $   0.31       (3.2)        $   0.31           (3.2)
Net income per share, diluted .......................       $   0.29       $   0.30       (3.3)        $   0.31           (6.5)

                                                                   March 31,             Percent     December 31,        Percent
                                                              2007          2006         Change          2006            Change
                                                              ----          ----         ------          ----            ------

Total assets ........................................       $811,118       $680,255       19.2%        $816,633           (0.7)%
Loans, net ..........................................        609,528        525,051       16.1          607,932            0.3
Total deposits ......................................        581,966        493,928       17.8          549,918            5.8
Non-interest bearing deposits .......................         78,918         50,947       54.9           74,850            5.4

Net income for the three months ended March 31, 2007 increased by 27.7% from the same period in 2006 and decreased from the quarter ended December 31, 2006 by 5.0%. The increase in net income as compared to the quarter ended March 31, 2006 was primarily due to the acquisition of The Scott County State Bank on July 1, 2006, which provided net income of $509,000 for the quarter ended March 31, 2007. The decrease in net income from the quarter ended December 31, 2006 was due to an increase in the provision for loan losses related to a slight increase in net loan charge-offs and an increase in the Company's estimate of loss on certain classified loans. Basic and diluted earnings per share decreased to $0.30 and $0.29, respectively for the quarter ended March 31, 2007 from $0.31 and $0.30 for the quarter ended March 31, 2006 and $0.31 and $0.31 for the quarter ended December 31, 2006. The decrease in basic and diluted earnings per share for the quarter ended March 31, 2007 as compared to the quarter ended March 31, 2006 was due primarily to the increase in outstanding shares as a result of the aforementioned acquisition of The Scott County State Bank. The decrease in basic and diluted earnings per share for the quarter ended March 31, 2007 as compared to the quarter ended December 31, 2006 was due to a 5.0% decline in net income, offset by a reduction in weighted average shares outstanding during the period from the repurchase of 43,000 common shares of the Company's stock.

Total assets grew 19.2% from March 31, 2006 to $811.1 million at March 31, 2007, primarily due to the acquisition of The Scott County State Bank on July 1, 2006 which also resulted in corresponding increases in net loans, total deposits, and non-interest bearing deposits over the same period. The Company's total assets decreased slightly from $816.6 million as of December 31, 2006, or (0.7)% while net loans, total deposits and non-interest bearing deposits increased by 0.3%, 5.8%, and 5.4%, respectively over the same period.

"We are proud of our continued growth in non-interest bearing deposits, which increased by 5.4% during the quarter," stated James D. Rickard, President and Chief Executive Officer. "Strong growth in our non-interest deposits improves our net interest margin while allowing us the opportunity to demonstrate our outstanding customer service to a new group of customers. We believe our service is what sets us apart and will be the springboard to enhanced value for customers, employees, shareholders, and the communities we serve."

"Our success has allowed us to increase our quarterly cash dividend from $0.16 per share in the first quarter of 2007 to $0.175 per share in the second," noted Mr. Rickard. "We strive to provide excellent value for our shareholders, and increasing our quarterly dividend is just one of the ways we achieve this goal."

Asset Quality

                                                                   March 31,     December 31,     March 31,
                                                                     2007           2006            2006
                                                                     ----           ----            ----
Non-performing loans to total loans .........................           0.98%           0.91%          1.03%
Non-performing assets to total loans ........................           1.06            0.98           1.05
Net loan charge-offs to average loans (1) ...................           0.11            0.22           0.07
Allowance for loan losses to total loans ....................           0.92            0.92           1.12
Allowance for loan losses to non-performing loans ...........          93.71          102.00         109.36
Classified loans ............................................     $   16,303      $   16,806     $   18,515
Impaired loans ..............................................     $    5,918      $    4,399     $    4,909

(1) Net loan charge-offs to average loans as of March 31, 2007 and March 31, 2006 are presented on an annualized basis.

The Company recorded a provision for loan losses of $144,000 for the quarter ended March 31, 2007 as compared to $125,000 for the quarter ended March 31, 2006 and $56,000 for the quarter ended December 31, 2006. The increase in the provision for loan losses for the quarter ended March 31, 2007 as compared to the quarter ended December 31, 2006, was due to an increase in the Company's estimate of loss on certain classified loans which is also reflected in the increase in impaired loans and the percentage of non-performing loans to total loans. Management has previously expensed and provided an amount for potential losses related to these credits, however, current circumstances and management's estimate of the potential outcome dictated the credits be downgraded during the quarter and a corresponding provision for loan losses recorded.

Non-Interest Income

                                                                           Quarter Ended
                                                                             March 31,           Percent
(Dollars in thousands)                                                   2007          2006      Change
                                                                         ----          ----      ------
Service charges on deposit accounts ...........................        $     900    $     646      39.3%
Commission income .............................................               38           19     100.0
Gain on sale of mortgage loans ................................               36           88     (59.1)
Loan servicing income, net of amortization ....................               14           18     (22.2)
Increase in cash surrender value of life insurance ............              170          137      24.1
Other .........................................................              108           69      56.5
                                                                       ---------    ---------
   Subtotal ...................................................            1,266          977      29.6
Net loss on sales of available for sale securities ............               (8)          --         *
                                                                       ---------    ---------
   Total ......................................................        $   1,258    $     977      28.8%
                                                                       =========    =========

* Not meaningful.

The increase in total non-interest income for the quarter ended March 31, 2007 as compared to the same period in 2006 was due to the acquisition of The Scott County Bank on July 1, 2006 which provided $221,000 of non-interest income for the quarter ended March 31, 2007. Service charges on deposit accounts increased by $254,000 from March 31, 2006, of which $171,000 was attributable to The Scott County State Bank acquisition. The remaining increase is due to increased fees charged on certain deposit transactions and the increase in the number of transaction deposit accounts. The decrease in gains on sales of mortgage loans is attributable to a decrease in the volume of mortgage loans originated and sold into the secondary market.

Non-Interest Expense

                                                                  Quarter Ended
                                                                     March 31,              Percent
(Dollars in thousands)                                         2007             2006        Change
                                                               ----             ----        ------
Salaries and employee benefits .........................     $   2,800       $   2,246        24.7%
Occupancy ..............................................           463             340        36.2
Equipment ..............................................           320             275        16.4
Data processing ........................................           565             531         6.4
Marketing and advertising...............................           159             159          --
Other ..................................................         1,015             675        50.4
                                                             ---------       ---------
   Total ...............................................     $   5,322       $   4,226        25.9%
                                                             =========       =========

All categories of non-interest expense, with the exception of marketing and advertising, experienced an increase from the first quarter of 2006 due primarily to the acquisition of The Scott County State Bank on July 1, 2006. Salaries and employee benefits of The Scott County Bank were $546,000 for the quarter ended March 31, 2007, which accounted for most of the increase. Occupancy expense increased over the same period in 2006 due partially to The Scott County State Bank and primarily due to new branch openings during 2006. Other non-interest expenses increased during the period due to increases in multiple factors, however, the largest component of the increase was $107,000 of core deposit intangible amortization expense; the core deposit intangible asset was recorded as part of the Company's acquisition of The Scott County State Bank.

Community Bank Shares of Indiana, Inc. is the parent company of Your Community Bank in New Albany, Indiana and The Scott County State Bank in Scottsburg, Indiana, which are full-service banking subsidiaries. The Company is traded on the NASDAQ under the symbol CBIN.

Statements in this press release relating to the Company's plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations. The Company's actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in the Company's 2006 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.

                          [TABULAR INFORMATION FOLLOWS]

CONSOLIDATED CONDENSED
BALANCE SHEETS
(Unaudited)

                                                                             March 31,        December 31,
                                                                               2007               2006
                                                                           ------------       ------------
                                                                                   (In thousands)
ASSETS
Cash and due from banks                                                    $     13,492       $     20,224
Interest bearing deposits in other financial institutions                         8,046              1,210
Securities available for sale, at fair value                                    113,675            121,311
Loans held for sale                                                               1,500                908
Loans, net                                                                      609,528            607,932
Premises and equipment, net                                                      15,102             15,025
Core deposit intangible                                                           2,786              2,893
Goodwill                                                                         15,992             15,983
Other assets                                                                     30,997             31,147
                                                                           -------------------------------
     Total Assets                                                          $    811,118       $    816,633
                                                                           ===============================
LIABILITIES
Deposits
     Non-interest bearing                                                  $     78,918       $     74,850
     Interest bearing                                                           503,048            475,068
                                                                           -------------------------------
         Total deposits                                                         581,966            549,918
Short-term borrowings                                                            50,617             84,335
Federal Home Loan Bank advances                                                  89,300             92,756
Subordinated debentures                                                          17,000             17,000
Other liabilities                                                                 6,915              7,083
                                                                           -------------------------------
     Total Liabilities                                                          745,798            751,092
                                                                           -------------------------------

STOCKHOLDERS' EQUITY
Stockholders' equity                                                             65,320             65,541
                                                                           -------------------------------
     Total Liabilities and Stockholders' Equity                            $    811,118       $    816,633
                                                                           ===============================

CONSOLIDATED CONDENSED
STATEMENTS OF INCOME
(Unaudited)

                                                           Three Months Ended
                                                                March 31,
                                                     -------------------------------
                                                         2007               2006
                                                     ------------       ------------
                                                    (In thousands, except share data)
   Interest income                                   $     12,638       $      9,934
   Interest expense                                         7,121              5,529
                                                     -------------------------------
   Net interest income                                      5,517              4,405
   Provision for loan losses                                  144                125
   Non-interest income                                      1,258                977
   Non-interest expense                                     5,322              4,226
                                                     -------------------------------
   Income before income taxes                               1,309              1,031
   Income tax expense                                         294                236
                                                     -------------------------------
   Net income                                        $      1,015       $        795
                                                     ===============================
   Basic earnings per share                          $       0.30       $       0.31
   Diluted earnings per share                        $       0.29       $       0.30
                                                     ===============================